As filed with the Securities and Exchange Commission on January 5, 1999

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) December 31, 1998


                               ACADIA REALTY TRUST
             (Exact name of registrant as specified in its charter)


Maryland                          1-12002                             23-2715194
--------------------------------------------------------------------------------
(State or other                   (Commission                (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


20 Soundview Marketplace
Port Washington, New York                                               11050
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


                                 (516) 767-8830
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)









792154.3

ITEM 5.           Other Events

         On December 31, 1998, the Registrant entered into an agreement, among the Registrant, Jack Wertheimer, Jr. and Marvin L. Slomowitz (the "Settlement Agreement") with respect to certain legal actions brought by Mr. Wertheimer in federal district court and in state court stemming from the termination of Mr. Wertheimer's employment with the Registrant.

         The Settlement Agreement provides for, among other things, (i) mutual releases of the parties thereto, (ii) indemnification by the Registrant of Mr. Wertheimer for actions taken by him as an officer of the Registrant (other than fraudulent conduct), and (iii) a payment of settlement consideration as follows:
(w)  $1,000,000 by December 31, 1998, (x) $900,000 on or prior to April 1, 1999, and (y) five (5) annual payments of $200,000 each for a period of five (5) years commencing January 10, 2000 (the "Annual Payments"). The Annual Payments will be secured by a standby letter of credit and are subject to acceleration by Mr. Wertheimer upon a default of the Registrant.

         Mr. Wertheimer, the former President of the Registrant, filed a complaint against the Registrant, its Trustees and the Registrant's former in-house General Counsel and Chief Financial Officer in state court in December 1994, followed by a complaint in federal district court in November 1995. The federal complaint, which, like the state court action, was filed in connection with the termination of Mr. Wertheimer's employment, included a civil RICO action in which Mr. Wertheimer alleged that the Board of Trustees conspired with Mr. Slomowitz (the "Principal Shareholder") to terminate Mr. Wertheimer's employment. Further, Mr. Wertheimer alleged that the defendants engaged in securities fraud in connection with the Registrant's initial public offering, and that the Principal Shareholder had defrauded or overcharged the Registrant in various corporate transactions. The federal complaint sought treble damages under RICO, as well as damages arising from Mr. Wertheimer's alleged wrongful termination of employment, invasion of privacy, intentional infliction of emotional distress, fraud and misrepresentation. The motions to dismiss the RICO and tort claims filed by the Registrant and the other defendants were granted in part and denied in part by the court in December 1996. Specifically, the court dismissed Mr. Wertheimer's claims for wrongful discharge, fraud, negligence and misrepresentation, but declined to dismiss the remainder of the claims at that time. In their answer to the federal complaint, the defendants denied all allegations of wrongdoing, and the Registrant and the Principal Shareholder also filed counterclaims against Mr. Wertheimer alleging that Mr. Wertheimer made material misrepresentations in connection with his hiring and breached his employment contract and fiduciary duties to the Registrant.

         On December 31, 1998, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the Settlement Agreement.



792154.3

ITEM 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

10.1 Settlement Agreement, dated December 31, 1998, among the Registrant, Jack Wertheimer, Jr. and Marvin L. Slomowitz.

99.1     Press Release, dated December 31, 1998.

792154.3
                                        2

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ACADIA REALTY TRUST
                                            (Registrant)


Date: January 4, 1999                  By: /s/ Kenneth F. Bernstein
                                          -------------------------------------
                                          Name:  Kenneth F. Bernstein
                                          Title: President

792154.3
                                        3